UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2006

NEKTAR THERAPEUTICS

(Exact name of Registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, California 94070

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The following disclosures are made pursuant to paragraph (e) of Item 5.02.

(1) Discretionary Performance-Based Incentive Compensation Policy

On December 6, 2006, the Board of Directors (the “Board”) of Nektar Therapeutics (the “Company”) approved a Discretionary Performance-Based Incentive Compensation Policy (the “Incentive Compensation Policy”). The Incentive Compensation Policy will be effective on January 1, 2007 and replaces the Company’s Variable Compensation Plan. All regular full-time and part-time employees are eligible to participate in the Incentive Compensation Policy including the executive officers of the Company provided that the Chief Executive Officer’s incentive compensation will be governed by a separate policy or agreement. A brief description of the material terms and conditions of the Incentive Compensation Policy is provided below.

The purpose of the Company’s Incentive Compensation Policy is to provide eligible employees with an incentive to contribute to corporate objectives and goals, encourage and reward excellent individual performance, recognize differences in performance between employees, retain employees, and provide a means in which employees may share in the Company’s success according to their individual contributions.

At the beginning of each year, the Company will assign each employee an annual incentive target. This target will be a percentage of the employee’s base compensation. Eligible employees may receive up to two performance-based incentive compensation awards each year (one for each semi-annual, six-month performance period). The dollar amount of the annual incentive target is split between the two semi-annual performance periods by dividing it equally into two parts. For the executive officers of the Company (other than the Chief Executive Officer) the annual incentive target is 43% for John Patton, Co-Founder and Chief Scientific Officer and 35% for each of Louis Drapeau, Senior Vice President Finance and Chief Financial Officer, Nevan C. Elam, Senior Vice President of Corporate Operations and General Counsel and David Johnston, Senior Vice President of Research & Development.

Following the close of each performance period, the Board of Directors and Chief Executive Officer will measure and determine the Company’s progress in meeting its corporate objectives and goals for that performance period and assign a corporate performance percentage for the performance period. A rating of 100 percent would mean that the Company met its corporate goals and objective during the performance period. A rating of less than 100 percent means that the Board of Directors and Chief Executive Officer determined that the Company did not fully achieve its corporate goals and objectives. A rating of above 100 percent means the Company exceeded its corporate goals and objective. The Board of Directors may, in its discretion, determine that the Company’s corporate performance for a performance period does not merit awarding any incentive compensation.

An eligible employee may receive an incentive compensation award for each performance period, depending on the Company’s performance in terms of meeting its corporate objectives and goals, the individual employee’s performance, and management discretion. The annual incentive compensation target is merely a goal, representing the amount that might be paid to an eligible employee who meets performance expectations while the Company achieves its corporate objectives and goals. There is no guarantee that this annual incentive compensation target percentage, nor any dollar amount, will be paid. In all cases, whether an individual employee is paid any incentive compensation award, as well as the amount of any such award, is within the Company’s sole and final discretion.

(2) Change of Control Severance Benefit Plan

On December 6, 2006, the Board of Directors of the Company approved a Change of Control Severance Benefit Plan (the “CIC Plan”), which is designed to make certain benefits available to eligible employees of the Company in the event of a change in control of the Company and, following such change of control, an employee’s employment with the Company or successor company is terminated in certain specified circumstances. The Company adopted the CIC Plan to support the continuity of the business in the context of a change in control transaction. The CIC Plan was not adopted in contemplation of any specific change in control transaction. A brief description of the material terms and conditions of the CIC Plan is provided below.

Under the CIC Plan, in the event of a change in control of the Company and a subsequent termination of employment for Cause (as hereinafter defined) or for a Good Reason Resignation (as hereinafter defined) within 12 months following a change of control transaction, (i) the Executive Chairman and Chief Executive Officer would each be entitled to receive cash severance pay equal to 24 months base salary plus annual target incentive pay, the extension of employee benefits over this severance period and the full acceleration of unvested outstanding equity awards, and (ii) the Chief Scientific Officer, Senior Vice Presidents and Vice Presidents would each be entitled to receive cash severance pay equal to 12 months base salary plus annual target incentive pay, the extension of employee benefits over this severance period and the full acceleration of unvested outstanding equity awards. In the event of a change of control of the Company and a subsequent termination of employment for Cause (as hereinafter defined), all other employees would each be entitled to receive cash severance pay equal to 6 months base salary plus annual target incentive pay, the extension of employee benefits over this severance period and the full acceleration of each such employee’s unvested outstanding equity awards.

For the purposes of the CIC Plan, (a) “Cause” means a termination of employment resulting from (i) an employee’s conviction of any felony or any crime involving fraud, dishonesty or moral turpitude, (ii) an employee’s commission of, or participation in, a fraud or act of dishonesty against the Company or successor company that materially benefits the employee, (iii) an employee’s intentional, material violation of any contract or agreement between the employee and the Company or successor company or of any statutory or fiduciary duty owed to the Company or successor company, (iv) an employee’s unauthorized use of Company or successor company property that materially benefits the employee or intentional unauthorized use or disclosure of Company or successor company confidential information or trade secrets, (v) an employee’s gross misconduct or material failure to comply with the Company’s or successor company’s written policies, or (vi) an employee’s material failure or refusal to perform his or her position responsibilities, other than on account of a mental or physical disability; and (b) “Good Reason Resignation” means a resignation within 60 days following one or more of the following events: (i) assignment of any duties or responsibilities that results in a material diminution in the participant’s function as in effect immediately prior to the change of control; provided, however, that a Good Reason Resignation cannot be based on a change in title (so long as the participant’s new title is Vice President or above with respect to the Company or successor company) or reporting relationships, or the retention of the same duties and responsibility with respect to the business of the Company where after a change of control the business of the Company becomes a division or subsidiary of a larger entity, (ii) assignment to a work location no more than 50 miles from the participant’s immediately previous work location, unless such reassignment of work location decreases the participant’s commuting distance from his or her residence to his or her assigned work location, (iii) more than a 10% decrease in the participant’s monthly base salary as in effect on the date of the change of control or as increased thereafter, other than a salary decrease generally applicable to the Company’s executive employees, or (iv) notice to the participant by the Company or successor company that the participant’s employment will be terminated under circumstances that would be a termination other than for Cause or constitute a Good Reason Resignation but for the designation of a date for termination that is greater than 12 months following the change of control transaction.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Nevan C. Elam
Nevan C. Elam Senior Vice President Corporate Operations and General Counsel

Date:	December 12, 2006